EXHIBIT 10(AP)

                           AGREEMENT TO ACQUIRE SHARES
                           ---------------------------

THIS AGREEMENT TO ACQUIRE SHARES (hereafter referred to as the "Agreement") is made and entered into as of April 1, 2003 August by and among Imaging Technologies Corporation (hereafter referred to as "ITEC"), a Delaware corporation, with principle executive offices located at 17075 Via Del Campo, San Diego, California 92127; The Christianson Group, Inc. (hereinafter referred to as "CG") a California corporation, and Norv Allen, Rod Platte and William Temple as principals/shareholders of CG (hereinafter collectively referred to as the "Shareholders") with principle offices located at 9449 Balboa Avenue, Suite 211, San Diego, California 92123. The CG and Shareholders will be referred to collectively, as the "Sellers" ).

                                    RECITALS

     WHEREAS, ITEC and Sellers feel that forming a business relationship would be beneficial to both parties; and

     WHEREAS, Shareholders own all the issued and outstanding shares of common and/or preferred stock of CG and ITEC wishes to purchase the Capital Stock ; and

     WHEREAS,  Sellers  wish  to  sell  the  Capital  Stock  to  ITEC;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

1.     CONSIDERATION

1.1 At the Closing, the Shareholders will issue to ITEC the Capital Stock which will carry a legend indicating that it has not been registered with the Securities and Exchange Commission (SEC).
At the Closing, ITEC will issue to (i) Shareholders, each $1.00 and other good and valuable consideration

2.     CLOSING

2.1 The Closing shall occur at the offices of ITEC no later than August 1, 2003.

2.2     ITEC  shall  deliver  the  following  at  the  Closing:

2.2.1 an Officer's Certificate as to (i) the accuracy at Closing of all of ITEC's representations and warranties as if made at and as of the Closing Date,
(ii) the fulfillment of all of ITEC's agreements and covenants to be performed at or before the Closing Date, and (iii) the satisfaction of all Closing conditions to be satisfied by ITEC; and

2.2.2 copies of resolutions adopted by ITEC's Board of Directors approving the execution, delivery and performance of this Agreement and approving all of the transactions contemplated by this Agreement; and

2.2.3 share certificates, representing restricted shares of common stock to the Shareholders as described above; option agreements, representing options to acquire shares of common stock of ITEC to Shareholders as described above and warrant agreement, representing warrants to purchase shares of common stock of ITEC to Leslie Allen as described above; and

2.2.4 such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

2.3     At  the  Closing,  Sellers  shall  deliver  the  following:

2.3.1 an Officer's Certificate as to (i) the accuracy at Closing of all of Seller's representations and warranties as if made at and as of the Closing Date, (ii) the fulfillment of all of Seller's agreements and covenants to be performed at or before the Closing Date, and (iii) the satisfaction of all Closing conditions to be satisfied by Seller's;

2.3.2 certified copies of resolutions adopted by CG Board of Directors approving the execution, delivery and performance of this Agreement and approving all of the transactions contemplated by this Agreement;

2.3.3 certified copies of resolutions approved by CG stockholders approving ths Agreement; ;

2.3.4 share certificates representing a sufficient number of shares of CG/SW common stock to provide ITEC with 100% ownership of the issued and outstanding common and/or preferred stock of CG duly issued in the name of ITEC;

2.3.5 the resignation of the current officers and directors of CG as requested by ITEC, effective at the Closing; and

2.3.6 such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby or are reasonably requested by ITEC to demonstrate satisfaction of the CG Pre-Closing Actions.

3.         REPRESENTATIONS  AND  WARRANTIES  OF  SELLERS

Sellers represent and warrant to ITEC as of the execution of this Agreement and as of the date of the Closing as follows:

3.1 Sellers have all of the requisite right, power and authority, subject to obtaining the approval of Shareholders, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered hereby and to carry out the transactions contemplated hereby and thereby. All actions required to be taken by Sellers to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken, with the exception of those actions specifically identified in Section 6 hereof ("Conditions Precedent to Obligations of ITEC") to be taken by Sellers subsequent to the execution of this Agreement but prior to the Closing.

3.2 This Agreement and the other agreements and other documents to be delivered at the Closing by Sellers have been duly executed and delivered by Sellers and constitute valid and binding obligations of Sellers enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby will not (immediately, or upon notice, with the passage of time, or both) result in the creation of any lien, charge or encumbrance of any kind or the termination or acceleration of any indebtedness or other obligation of CG, and are not prohibited by, do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the articles of incorporation or bylaws of CG, (ii) any contract, agreement or other instrument to which Sellers are a party or by which Sellers are bound, (iii) any order, decree or judgment of any court or governmental agency binding upon Sellers, or (iv) any law, rule or regulation applicable to Sellers.

3.3.

3.3.1 CG is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has full power and authority and all requisite rights, licenses and permits to carry on its business as it is presently conducted by CG. CG maintains its primary office in the State of California.

3.3.2 Except as set forth on Schedule 3.3 all of the CG shares have been duly and validly authorized and granted or sold and there are no contributions, capital calls or other amounts outstanding with respect to any CG shares. The CG shares were not issued in violation of any preemptive or other right of any person. There are no outstanding options, rights, warrants, conversion rights or other agreements or commitments to which CG is a party or binding upon CG for the sale or transfer by CG of any interest in CG except as described on Schedule 3.3.

3.4 Other than approval by a Shareholders no approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority, is required for (i) the execution and delivery of this Agreement or the agreements contemplated hereby, or (ii) the consummation of the transactions contemplated hereby and thereby.

3.5

3.5.1 The unaudited financial statements for CG at and as of March 31,2003, ("CG Financial Statements") (i) are attached hereto as Schedule 3.5; and (ii) are accurate and complete.

3.5.2 CG is not subject to any liability or obligation (whether absolute, accrued, contingent or otherwise and whether matured or unmatured) other than liabilities and obligations described in the CG Financial Statements and/or on
Schedule  3.5.

3.6 The books of account and other records (financial and otherwise) of CG are complete and correct and are maintained in accordance with good business practices and generally accepted accounting practices.

3.7 Since January 1, 2003, CG has operated its business only in the ordinary course, and there has not been any of the following in connection with CG except as disclosed in the CG Financial Statements, Schedule 3.5 or as set forth below:

3.7.1 any material adverse change in the financial condition, assets, liabilities, personnel, prospects or business affairs of CG in its relationships with suppliers, vendors, customers, representatives, employees or others, nor has there been the occurrence of any event or condition which could reasonably be expected to have such an effect;

3.7.2     any  declaration  or  payment  of  any dividend or other distribution;

3.7.3 any forgiveness, cancellation, write-off or write-down of debts or claims, or waiver of any rights related to CG other than in the ordinary course of negotiating settlements of creditor claims and settlement of litigation filed against CG, as disclosed on Schedule 3.7;

3.7.4 any increase or decrease in the compensation, benefits or method or rate of reimbursement paid, payable or to become payable by CG to any employee, independent contractor or other person who renders services in connection with CG or its business, or any payments of compensation other than salary to any of such employees;

3.7.5     any  incurrence  of  debt;

3.7.6 any entry into any material agreement, commitment or transaction in excess of ten thousand dollars ($10,000) or any capital expenditure in excess of five thousand dollars ($5,000);

3.7.7 any incurrence of any security interest, lien, charge, encumbrance or claim on, or any damage or loss to, any of the assets of CG;

3.7.8 any change in the method of operation or practices of CG, including any change in the accounting, billing or invoicing procedures of CG;

3.7.9 any sale, transfer or disposal by or for CG or purchase by or for CG of any properties or assets, except in the ordinary course of negotiating settlements of creditor claims and settlement of litigation as disclosed on
Schedule  3.7;  or

3.7.10 any agreement, commitment or understanding by CG to do any of the foregoing.

3.8 CG owns or otherwise controls the contracts, assets, leases, accounts receivable, trademarks, patents and other tangible and intangible property which is carried on its Financial Statements, and CG has good and marketable title to such assets, and such assets are not and will not be subject to any pledge, option, escrow, hypothecation, lien, security interest, financing statement, lease, license, easement, right of way, encumbrance or other restriction of any kind except as disclosed on Schedule 3.8.

3.9     CG  does  not  own  any  real  property.

3.10 Except as described on Schedule 3.10, CG does not lease any personal property. Schedule 3.10 sets forth an accurate, correct and complete list of all office furnishings and other personal property leased by CG.

3.11 Schedule 3.11 contains a list of all information in the nature of trade secrets, know-how or proprietary information, including but not limited to, software, copyrighted and copyrightable material, electronic data processing systems, program specifications and technical information relating to or used by CG (the "Proprietary Information"). The Proprietary Information does not violate or infringe upon any trade secret rights, patents, trademarks or copyrights of any other person. Except as set forth on Schedule 3.11, the Proprietary Information is owned exclusively by CG and no other person or entity has any claim thereto or rights therein.

3.12 Except as set forth in Schedule 3.12, CG has paid all taxes required to be paid and has filed all returns, declarations and reports or information returns and statements required to be filed.

3.13 Except as set forth in Schedule 3.13, CG is not engaged in, or a party to, or to the best of CG's knowledge, threatened with, any suit, action, proceeding, or investigation or legal, administrative, arbitration or other method of settling disputes, and no officer of CG knows, anticipates or has notice of any basis for any such action. CG has not received notice of any investigation, suit or proceeding threatened or contemplated by any foreign, federal, state or local government or regulatory authority including, without limitation, those involving CG's employment notices or policies or compliance with environmental regulations.

3.14 CG has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

3.15 CG has no accounts or notes receivable with the exception of those described in Schedule 3.15, for which no defenses to payment have been asserted, nor does CG have reason to believe that such receivables would not be paid (with the exception of the obligor's inability to pay for financial reasons).

3.16 Neither this Agreement nor any attachment, schedule, certificate or other statement delivered pursuant to this Agreement in or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements and information contained herein or therein, in light of the circumstances in which they were made, not misleading. Each schedule delivered pursuant to this Agreement is accurate and complete. To Seller's knowledge, there is no information necessary to enable a prospective purchaser of CG or its common stock to make an informed decision with respect to the purchase of CG or its common stock which has not been expressly disclosed to ITEC in this Agreement or in writing in connection with ITEC's due diligence process.

3.17 with respect to the shares of common stock and options of ITEC being acquired by Shareholders (the "ITEC Securities"):

3.17.1 Shareholders are acquiring the ITEC Securities for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; SHAREHOLDERS has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the ITEC Securities (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

3.17.2 This subscription for the ITEC Securities by Shareholders is not the result of any form of general solicitation or general advertising;

3.17.3 Shareholders hereby acknowledges that: (i) the offering of the ITEC Securities was made only through direct, personal communication between ITEC and Sellers; (ii) Shareholders have had full access to material concerning ITEC's planned business and operations, which material was furnished or made available to Shareholders by representatives of ITEC; (iii) ITEC has given Shareholders the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (iv) Shareholders understand and acknowledges that a purchaser of the ITEC Securities must be prepared to bear the economic risk of such investment for an indefinite period because of: (A) the heightened nature of the risks associated with an investment in ITEC, including without limitation the risk of loss of the entire amount of their investment; and (B) illiquidity of the ITEC Securities due to the fact that (1) the ITEC Securities has not been registered under the Securities Act of 1933 (the "Act") or any state securities act (nor passed upon by the SEC or any state securities commission), and (2) the ITEC Securities may not be registered or qualified by Shareholders under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence ITEC Securities cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the ITEC Securities, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of the ITEC Securities ;

3.17.4 Shareholders are an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act, or, if ITEC is non-accredited, then it has sufficient business expertise and sophistication so as to be able to make a determination concerning the relative risks and merits of an investment in the securities, and has a pre-existing business or personal relationship with at least one of the shareholders, directors or executive officers of ITEC;

3.17.5 Shareholders have received material concerning ITEC's planned business and operations and carefully read it; the decision to make an investment in the ITEC Securities has been taken solely in reliance upon the information contained such materials, and such other written information supplied by an authorized representative of ITEC as Shareholders may have requested; Shareholders acknowledge that all documents, records and books pertaining to this investment have been made available for inspection by ITEC, its attorneys, accountants and purchaser representatives and that it has been informed by ITEC that the books and records of ITEC will be available for inspection by Shareholders or its agents and representatives at any time, and from time to time, during reasonable business hours, upon reasonable notice and upon the signing of a Confidentiality Agreement between ITEC and Sellers; Shareholders further acknowledge that it (or its advisors, agents and/or representatives) has had a reasonable and adequate opportunity to ask questions of and receive answers from ITEC concerning the terms and conditions of this subscription, the nature of the ITEC Securities and the business and operations of ITEC, and to obtain from ITEC such additional information, to the extent possessed or obtainable without unreasonable effort or expense, as is necessary to verify the accuracy of the information contained in the materials provided by ITEC; all such questions have been answered by ITEC to the full satisfaction of Shareholders; Shareholders are not relying upon any oral information furnished by ITEC or any other person in connection with his investment decision, and in any event, no such oral information has been furnished to Shareholders which is in any way inconsistent with or contradictory to any information contained in the materials provided to Shareholders by ITEC in writing as described above;

3.17.6 Shareholders understand and acknowledge that the ITEC Securities will be unsecured by ITEC or any other person, and non-recourse to any shareholder, officer, director, employee, agent or representative of ITEC; and

3.17.7 Shareholders has been advised to consult with an attorney regarding all legal matters concerning the purchase and ownership of the ITEC Securities, and with a tax advisor regarding the tax consequences of purchasing the ITEC Securities.

4.          REPRESENTATIONS  AND  WARRANTIES  OF  ITEC

ITEC hereby represents and warrants to Sellers as of the date hereof as follows:

4.1 ITEC has all requisite right, power and authority, without the consent of any other person or entity, to execute and deliver this Agreement and the agreements to be executed and delivered at Closing and to carry out the transactions contemplate hereby and thereby. All actions required to be taken by ITEC to authorize the execution, delivery and performance of this Agreement and all agreements and transactions contemplated hereby have been duly and properly taken.

4.2 This Agreement has been, and the agreements and other documents to be delivered at Closing by ITEC and will be, duly executed and delivered by ITEC and constitute valid and binding obligations of ITEC, enforceable in accordance with their respective terms. The execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not violate or conflict with any provision of, and do not and will not constitute a default under or a breach of (i) the Certificate of Incorporation or Bylaws of ITEC,
(ii) any contract, agreement or other instrument to which ITEC is a party, (iii) any order or judgment of any court or governmental agency, or (iv) any law, rule, or regulation applicable to ITEC.

4.3 No approval, authorization, registration, consent, order or other action of or filing with any person, including any court, administrative agency or other governmental authority is required for the execution and delivery by ITEC of this Agreement or the agreements contemplated hereby or the consummation of the transactions contemplated hereby and thereby.

4.4 ITEC is a corporation duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority to carry on the business in which it is engaged.

4.5 Except as set forth in Schedule 4.5, ITEC is not engaged in, or a party to, or to the best of its knowledge, threatened with, any suit, action, proceeding, or investigation or legal, administrative, arbitration or other method of settling disputes, which (if determined adversely to ITEC) would materially and adversely affect the ability of ITEC to perform hereunder or under any other agreement, document or instrument required to be executed and delivered by ITEC in connection with the consummation of the transactions contemplated hereby, and ITEC neither knows, anticipates or has notice of any basis for any such action.

4.6 ITEC has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder's fees with respect to this Agreement or the transactions contemplated hereby.

4.7     with  respect  to  the  Capital  Stock  being  acquired  by  ITEC:

4.7.1 ITEC is acquiring the Capital Stock for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; ITEC has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Capital Stock (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

4.7.2 This subscription for the Capital Stock by ITEC is not the result of any form of general solicitation or general advertising;

4.7.3 ITEC hereby acknowledges that: (i) the offering of the Capital Stock was made only through direct, personal communication between ITEC and Sellers;
(ii) ITEC has had full access to material concerning CG's planned business and operations, which material was furnished or made available to ITEC by Shareholders of CG; (iii) CG has given ITEC the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (iv) ITEC understands and acknowledges that a purchaser of the Capital Stock must be prepared to bear the economic risk of such investment for an indefinite period because of: (A) the heightened nature of the risks associated with an investment in CG, including without limitation the risk of loss of the entire amount of their investment; and (B) illiquidity of the Capital Stock due to the fact that (1) the Capital Stock has not been registered under the Securities Act of 1933 (the "Act") or any state securities act (nor passed upon by the SEC or any state securities commission), and (2) the Capital Stock may not be registered or qualified by ITEC under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the CG Shares, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of the Capital Stock ;

4.7.4 ITEC is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act, or, if ITEC is non-accredited, then it has sufficient business expertise and sophistication so as to be able to make a determination concerning the relative risks and merits of an investment in the securities, and has a pre-existing business or personal relationship with at least one of the shareholders, directors or executive officers of CG;

4.7.5 ITEC has received material concerning CG's planned business and operations and carefully read it; the decision to make an investment in the Capital Stock has been taken solely in reliance upon the information contained such materials, and such other written information supplied by an authorized representative of CG as ITEC may have requested; ITEC acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by ITEC, its attorneys, accountants and purchaser representatives and that it has been informed by CG that the books and records of CG will be available for inspection by ITEC or its agents and representatives at any time, and from time to time, during reasonable business hours, upon reasonable notice and upon the signing of a Confidentiality Agreement between ITEC and Sellers; ITEC further acknowledges that it (or its advisors, agents and/or representatives) has had a reasonable and adequate opportunity to ask questions of and receive answers from Sellers concerning the terms and conditions of this subscription, the nature of the Capital Stock and the business and operations of CG, and to obtain from Sellers such additional information, to the extent possessed or obtainable without unreasonable effort or expense, as is necessary to verify the accuracy of the information contained in the materials provided by Sellers; all such questions have been answered by Sellers to the full satisfaction of ITEC; ITEC is not relying upon any oral information furnished by Sellers or any other person in connection with his investment decision, and in any event, no such oral information has been furnished to ITEC which is in any way inconsistent with or contradictory to any information contained in the materials provided to ITEC by Sellers in writing as described above;

4.7.6 ITEC understands and acknowledges that the Capital Stock will be unsecured by Sellers or any other person, and non-recourse to any shareholder, officer, director, employee, agent or representative of CG; and

4.7.7 ITEC has been advised to consult with an attorney regarding all legal matters concerning the purchase and ownership of the Capital Stock, and with a tax advisor regarding the tax consequences of purchasing the Capital Stock.

5.          COVENANTS

Sellers and ITEC hereby agree to keep, perform and fully discharge the following covenants and agreements.

5.1 Sellers and ITEC agree to use their commercially reasonable efforts to satisfy the Closing conditions set forth herein by the Closing Date, or earlier if possible.

5.2     From  the  date  of  this  Agreement  until Closing Date, Sellers shall:

     5.2.1 use commercial best efforts to preserve intact its business organization, licenses, permits, and securities registrations; and

     5.2.2. perform, in all material respects, all obligations under agreements.

5.3 From the date of this Agreement until the Closing Date, Sellers will not, without the prior written consent of ITEC, do any of the following:

5.2.3 take any action, which would (i) adversely affect the ability of any party hereto to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements;

5.2.4 make any distribution related to earnings any payment of cash to any shareholder of CG other than normal payments made in the ordinary course of business consistent with past practices;

5.2.5 impose on any material asset, or suffer the imposition on any material asset of, any lien;

5.2.6 sell, pledge or encumber, or enter into any contract to sell, pledge or encumber, any interest in the assets of CG;

5.2.7 purchase, lease or otherwise acquire any assets or properties, whether real or personal, tangible or intangible, or sell, lease or otherwise dispose of any assets or properties, whether real or personal, tangible or intangible, except in the ordinary course of business and consistent with past practices;

5.2.8 grant any increase in compensation or benefits to the employees or officers; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect as of the date hereof and disclosed on the schedules hereto, unless such action is first approved in writing by ITEC's Chief Executive Officer;

5.2.9 enter into or amend any employment contract (unless such amendment is required by law) that CG does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Closing;

5.2.10 make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

5.2.11 commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material money damages or restrictions upon the Business;

5.2.12 except in the ordinary course of business and which is not material, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims;

5.2.13 make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

5.2.14 take any action, or omit to take any action, which would cause any of the representations and warranties contained herein to be or become untrue or incorrect;

5.2.15 make any loan to any person or increase the aggregate amount of any loan currently outstanding to any person that would be payable following the Closing; or

5.2.16 grant any rights, securities or other instruments that include or contain any right to purchase or otherwise obtain common stock of CG, which extends beyond the Closing Date.

5.4 From the date of this Agreement until Closing Date, ITEC shall perform in all material respects all obligations under agreements.

5.5 From the date of this Agreement until the Closing Date, ITEC will not, without the prior written consent of Sellers , do any of the following:

5.5.1 take any action, which would (i) adversely affect the ability of any party hereto to obtain any consents required for the transactions contemplated thereby, or (ii) adversely affect the ability of any party hereto to perform its covenants and agreements;

     5.5.2 enter into any agreement or commitment to do any of the foregoing.

6.          CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  ITEC

Each and all of the obligations of ITEC to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

6.1 ITEC will have completed its due diligence review and satisfied itself that the representations and warranties of Sellers contained herein are accurate and shall be accurate in all respects as if made on and as of the Closing Date. Sellers shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with by it on or prior to the Closing Date

6.2 No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, cause such transactions to be rescinded, or which might affect the right of ITEC or its affiliates to own, operate or control CG.

6.3 CG shall not have been adversely affected in any way by any act of God, fire, flood, accident, war, labor disturbance, legislation, or other event or occurrence, whether or not covered by insurance, and there shall have been no change in the assets or the business CG or CG's financial condition, properties or prospects, which would have a material adverse effect thereon.

6.4 All corporate, stockholder, regulatory and other actions and proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be satisfactory in form and substance to counsel for ITEC, and ITEC shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

6.5 There shall have been no change, circumstance or occurrence that has had or would have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of CG.

7.          CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  SELLERS

Each and all of the obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing of the following conditions:

7.1 The representations and warranties of ITEC contained herein shall be accurate in all respects as if made on and as of the Closing Date. ITEC shall have performed all of the obligations and complied with each and all of the covenants, agreements and conditions required to be performed or complied with on or prior to Closing Date.

7.2 No action, suit, proceeding or investigation before any court, administrative agency or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded.

7.3 All corporate and other actions and proceedings in connection with the transactions contemplated hereby and all documents incidental thereto, and all other related legal matters, shall be reasonably satisfactory in form and substance to counsel for Sellers, and Sellers shall have received all such resolutions, documents and instruments, or copies thereof, certified if requested, as its counsel shall have reasonably requested.

8.          SURVIVAL  AND  INDEMNIFICATION

8.1 All representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto. All representations and warranties contained in this Agreement shall survive the Closing for the applicable statute of limitations period, and all representations, warranties and covenants to be made or performed after the Closing shall survive the Closing until made or performed and for the applicable statute of limitations period after their due date. The indemnity obligations of each party to this Agreement shall terminate (absent fraud or intentional misrepresentation) one year from the Closing Date. Any claim for indemnification that is asserted within one year of the Closing Date shall survive until resolved or judicially determined. The representations and warranties contained in this Agreement shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of any such party.

8.2

8.2.1 Sellers shall hold harmless and defend ITEC and its successors and assigns from and against any and all claims related to, caused by or arising from (a) any misrepresentation or breach of warranty or failure to fulfill any covenant or agreement of Sellers set forth in this Agreement, or any other misrepresentation, breach of warranty or failure to fulfill a covenant or agreement by Sellers contained in any agreement or other document delivered pursuant hereto, or (b) any and all claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure.

8.2.2 ITEC shall indemnify, hold harmless and defend Sellers and its representatives, officers, members, managers, directors, affiliates, successors and assigns, from and against any and all claims related to, caused by or arising from (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of ITEC contained herein or in any agreement or other document delivered pursuant hereto, or (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a misrepresentation, breach or failure.

8.3 The party seeking indemnification under this article (the "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party") of the facts and circumstances giving rise to any claim, provided, however, that an Indemnified Party's failure to give such notice shall not impair or otherwise affect such Indemnified Party's right to indemnification except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. All rights contained in this article are cumulative and are in addition to all other rights and remedies, which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, representatives, subsidiaries, affiliates, successors and assigns.

8.4 The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless legal action shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit within fifteen (15) days after notification thereof as provided herein. In connection with any claim giving rise to indemnification hereunder resulting from or arising out of any claim by a person other than the Indemnified Party, the Indemnifying Party shall, upon written notice to the Indemnified Party, assume the defense of any such claim without prejudice to the right of the Indemnifying Party thereafter to contest its obligation to indemnify the Indemnified Party in respect to the claims asserted therein. If the Indemnifying Party assumes the defense of any such claim, the Indemnifying Party shall select counsel to conduct the defense in such claims and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any claim, without the prior written consent of the Indemnified Party, unless the Indemnifying Party admits in writing its liability to hold the Indemnified Party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement. The Indemnified Party shall be entitled to participate in the defense of any such action with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such claim in such a manner as it may deem appropriate, including settling such claim after giving notice of the same to the Indemnifying Party on such terms as the Indemnified Party may deem appropriate, and in any action by the Indemnified Party seeking indemnification from the Indemnifying Party in accordance with the provisions of this article, the Indemnifying Party shall not be entitled to question the manner in which the Indemnified Party defended such claim or the amount or nature of any such settlement. In the event of a claim by a third party, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such action (including making a personal contact with the third party if deemed beneficial) and the relevant records of party shall be made available on a timely basis.

9.          MISCELLANEOUS

9.1. Payment of Fees and Expenses. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. Any action shall be brought in San Diego County California.

9.2. Entire Agreement. This Agreement, including the documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. This Agreement supercedes all prior agreements and understandings between the parties with respect to its subject matter.

9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws provisions.

9.4. Notices. Any and all notices, demands or other communications required or desired to be given by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return requested.

If  to  ITEC:
Imaging Technologies, Corporation, 17075 Via del Campo,     San Diego, CA 92127,
Attention:  Brian  Bonar,  CEO

If  to  CG:
The Christianson Group, Inc, 9449 Balboa Avenue, Suite 211, San Diego, California 92123, Attention: Norv Allen

If  to  Shareholders:
Norv  Allen,  William  Temple,  and  Rod  Platte
9449  Balboa  Avenue,  Suite  211.  San  Diego,  California  92123

9.5 Titles and Captions. Paragraph titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision.

9.10 Counterpart Signature Pages. This Agreement may be executed by the Parties through counterpart signature pages (and not as part of one document bearing all signatures consecutively), all of which, when together, shall constitute satisfaction of the signature requirements. Facsimile signature pages shall also be acceptable.

9.11 Authority. The undersigned individuals and/or entities execute this Agreement on behalf of their respective parties, and represent and warrant that said individual and/or entities are authorized to enter into and execute this Agreement on behalf of such Parties, that the appropriate corporate resolutions or other consents have been passed and/or obtained (if necessary), and that this Agreement shall be binding on the Party on whose benefit they are executing this Agreement.

9.12 Waiver, Modification and Amendment. All waivers hereunder must be made in a signed writing, and failure by either Party at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of a breach or violation of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision. This Agreement may be modified or amended only by a later writing signed by all of the Parties.

9.13 Provisions Severable. The Parties expressly agree and contract that it is not the intention of any of them to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any section, sentence, clause, word or combination thereof in this Agreement is judicially or administratively interpreted or construed as being in violation of any such provisions of any jurisdiction, such sections, sentences, words, clauses or combinations thereof shall be inoperative in each such jurisdiction and the remainder of this Agreement shall remain binding upon the Parties in each such jurisdiction.

9.14 Successors. This Agreement is binding upon and shall inure to the benefit of the Parties and each Party's respective successors, assigns, heirs, spouses, agents and personal representatives, enforceable against each of them in accordance with its terms.

9.15 Assignment. This Agreement may not be assigned in whole or in part, by either Party, whether by operation of law or by contract, without the prior, written consent of the other Party, which consent may be given or withheld in the sole and exclusive discretion of such other Party.

9.16 Announcements. Neither Party shall make any public release or filing concerning this Settlement Agreement or the transactions contemplated hereby without prior approval of other Party. If no response is received from the Party of whom response is requested within three (3) business days of receipt, then right to publish such release or filing shall be deemed given.

9.17     Termination.  Either  Party  may  immediately  terminate this Agreement
         -----------
upon the material breach by the non-terminating Party of any agreement, covenant, representation or warranty contained herein, or (by the non-affected Party) upon the bankruptcy or the filing of any voluntary or involuntary petition for bankruptcy by or against the non-terminating Party, or for the appointment of a receiver for the purpose of liquidation or the making of a request for a moratorium or assignment for the benefit of creditors generally against the non-terminating Party. In the event that this Agreement shall become terminated by reason of any of the foregoing circumstances, then the Parties hereby agree and acknowledge that such termination shall not disturb or unwind the releases of claims given by each Party to the other Party pursuant to
Section 8 of this Agreement, the full and complete consideration for which was its entry into in good faith, and willingness to perform the terms hereof but for the termination of this Agreement by the Party whose actions or circumstances created the right to terminate this Agreement.

IN WITNESS WHEREOF, the parties hereto have set forth their hand as of the date and year first above written.

IMAGING  TECHNOLOGIES  CORPORATION

By:     /s/  Brian  Bonar,  Title:     Chief  Executive  Officer

THE  CHRISTIANSON  GROUP,  INC.

By:  /s/  Norv  Allen,  William  Temple,  Rod  Platte